Exhibit 99.1

Care.com Announces Third Quarter 2014 Financial Results

Strength in Core Matching Demonstrates Path to Profitability

Waltham, MA - October 29, 2014 - Care.com, Inc. (NYSE: CRCM), the world's largest online care destination for finding and managing family care, today announced financial results for the third quarter ended on September 27, 2014.

•
Third quarter revenue was $32.1 million, an increase of 48% over the third quarter of 2013. Third quarter revenue was $29.6 million, an increase of 37% over the same period last year, excluding revenue from Citrus Lane, the social ecommerce platform we acquired during the quarter.

•
Sales and marketing investments totaled $22.0 million excluding the results of Citrus Lane, an increase of 18% over the third quarter of 2013, as we grew spend at approximately half the rate of revenue and continued our investments in organic, unpaid channels of growth.

•	Cross platform monetization accelerated, with 44% of new Payments members sourced via Care.com.

•	Citrus Lane, the social ecommerce platform acquired during the quarter, demonstrated strong performance, and is on-track with 2014 financial expectations.

“Our platform is strong, driving accelerated cross sell to our high ROI payments business, and increased engagement and product development opportunities through Citrus Lane,” said Sheila Lirio Marcelo, Founder, Chairwoman, and CEO of Care.com. “We believe the third quarter demonstrated the strength of the Care.com model, noticeably leveraging our investments in sales and marketing and providing a clear path toward our profitability target for our core US matching business in 2014.”

Financial Results

•	Revenue for the third quarter was $32.1 million. Revenue totaled $29.6 million, a 37% increase from $21.7 million in the third quarter of 2013, excluding Citrus Lane revenue.

◦	US Consumer Matching revenue totaled $22.3 million in the third quarter, a 34% increase from $16.6 million in the third quarter 2013.

◦	Payments revenue totaled $3.5 million in the third quarter, a 34% increase from $2.6 million in the third quarter of 2013.

◦	Other revenue totaled $6.3 million in the third quarter. Other revenue totaled $3.8 million, a 56% increase from $2.5 million in the third quarter of 2013, excluding revenue from Citrus Lane.

•	Net loss for the third quarter 2014 was $14.5 million, compared to net loss of $11.7 million in the third quarter of 2013.

•
Adjusted EBITDA was a loss of $8.7 million in the third quarter 2014. Adjusted EBITDA excluding the results of Citrus Lane was a loss of $7.1 million, compared to an adjusted EBITDA loss of $8.2 million in the third quarter of 2013.

•	GAAP EPS was $(0.46) in the third quarter. Q3 GAAP EPS was based on 31.4 million weighted average basic shares outstanding.

•	Non-GAAP EPS was $(0.31) in the third quarter. Non-GAAP EPS excludes the impact of non-cash stock based compensation and non-recurring items, such as M&A.

•	The Company ended the quarter with $83.1 million in cash and cash equivalents.

Business Highlights

•
Our total members grew 45% to 13.3 million at the end of the third quarter, including approximately 300,000 added via our acquisition of Citrus Lane, compared to 9.2 million in the third quarter of 2013. Total families grew to 7.5 million at the end of the third quarter, a 51% increase over last year, and total caregivers grew to 5.8 million at the end of the third quarter, an increase of 37% over last year.

•	Third quarter 2014 U.S. Consumer Matching end of period paying members grew to 225,000, a 27% increase over the third quarter of last year.

•	Third quarter 2014 Payment members grew to over 13,000, a 26% increase over the third quarter of last year.

•
We delivered strong organic revenue growth of 37% while increasing sales and marketing expenses, excluding the impact of Citrus Lane, just 18%, and direct marketing for core US matching and payments businesses just 7%. We leveraged sales and marketing excluding Citrus Lane by 12 percentage points over the third quarter of 2013.

•	Cross sell to our high-ROI Payments business increased during US Matching’s peak season, with 44% of new Payments members in the third quarter coming from Care.com.

•	Average US monthly unique visitors grew to 7.4 million, an 18% increase over the third quarter of last year, with 58% of visitors via mobile device.

•	SEO traffic accelerated as we expanded our content and local presence, resulting in a 72% increase over the third quarter of last year.

•	Citrus Lane contributed $2.5 million in revenue and an EBITDA loss of $(1.6) million in the third quarter, strong performance that was in line with our expectations.

Financial Expectations

	Q4, 2014			FY, 2014

Revenue	$33.0	-	$35.0	$116.0	-	$118.0

Adjusted EBITDA	$ 0.0	-	$1.0	$(25.0)	-	$(24.0)

Non GAAP EPS	$(0.06)	-	$(0.02)	$(1.07)	-	$(1.04)

Weighted average basic shares	31.5		31.5	28.9		28.9

Figures in millions except for Non GAAP EPS
Non-GAAP EPS based on weighted average diluted shares

Note: Expectations include impact of Citrus Lane for July 18-December 27

Earnings Teleconference Information

The Company will discuss its second quarter 2014 financial results during a teleconference tomorrow, October 30, 2014, at 8:00 AM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (international), conference ID# 13593057. The call will also be broadcast simultaneously at http://investors.care.com. Following the completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (international), conference ID # 13593057. The telephone replay will be available from 11:00 AM ET October 30 through 11:59 PM ET November 6, 2014. Additional investor information can be accessed at http://www.care.com

About Care.com

Care.com (NYSE: CRCM) is the world’s largest online destination for finding and managing family care. As of September 2014, the Company had 13.3 million members spanning 16 countries, including the United States, the United Kingdom, Canada and parts of Western Europe. Care.com’s web and mobile platforms enable families to connect to care providers and caregiving services in a reliable and easy way, while also helping care providers find meaningful work. Through its consumer matching platform, tools and resources, Care.com allows families to make more informed hiring decisions. The Company also enables families to pay caregivers electronically online or via mobile device and also subscribe to Care.com HomePay to manage their household payroll and tax matters. As a further extension of its marketplace for families, Care.com also sells curated products for children, through Citrus Lane, the leading social ecommerce platform designed for moms. The Company also enables families to connect with one another locally through forums via BigTent, an online community platform with more than 1 million registered members nationwide and approximately 1,700 parenting groups. In addition, Care.com serves hundreds of thousands of families whose employers provide access to Care.com’s consumer matching platform, as well as backup dependent care, as a corporate benefit through the company’s Workplace Solutions unit. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin, New York City and Mountain View.

Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated profitability of our US matching business, projected acceleration of our cross sell opportunities, expectations regarding Citrus Lane, including its potential to increase member engagement and product development opportunities, and the Company’s financial guidance for the third quarter of 2014 and full year 2014.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing , our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, market acceptance of Citrus Lane’s products and services, , and our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net loss and non-GAAP earnings per share (“EPS”).

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented adjusted EBITDA, non-GAAP net loss and non-GAAP EPS as non-GAAP financial measures in this press release. We define adjusted EBITDA as net loss, plus: federal, state and franchise taxes, other expense, net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net loss as net loss, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments. We define non-GAAP EPS as non-GAAP net loss divided by weighted basic shares outstanding.

The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

###
Contacts:

Investor Relations:
Denise Garcia
ICR, Inc.
(781) 795-7244
investors@care.com

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	September 27, 2014	December 28, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$83,083	$29,959
Restricted cash	510	246
Accounts receivable (net of allowance of $0 and $56, respectively)	2,711	1,609
Unbilled accounts receivable	3,447	2,477
Prepaid expenses and other current assets	3,070	1,731
Inventories	2,097	—
Total current assets	94,918	36,022
Property and equipment, net	1,846	1,553
Intangible assets, net	11,558	11,418
Goodwill	104,872	62,686
Other non-current assets	2,948	2,150
Total assets	$216,142	$113,829

Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$7,329	$2,031
Accrued expenses and other current liabilities	16,844	7,023
Current contingent acquisition consideration	10,643	5,463
Deferred revenue	13,653	8,304
Total current liabilities	48,469	22,821
Contingent acquisition consideration	7,549	5,166
Deferred tax liability	2,070	1,112
Other non-current liabilities	845	785
Total liabilities	58,933	29,884

Redeemable convertible preferred stock, $0.01 par value; 22,632 shares authorized at December 28, 2013; 21,299 shares issued and outstanding at December 28, 2013; aggregate liquidation value of $161,666 as of December 28, 2013	—	152,251

Stockholders' equity (deficit)
Preferred stock, $0.01 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 31,484 and 3,197 shares issued and outstanding as of September 27, 2014 and December 28, 2013, respectively	31	3
Additional paid-in capital	275,932	9,311
Accumulated deficit	(119,440)	(79,563)
Accumulated other comprehensive income	686	1,943
Total stockholders' equity (deficit)	157,209	(68,306)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$216,142	$113,829

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
	(unaudited)		(unaudited)

Revenue	$32,054	$21,681	$83,161	$58,976
Cost of revenue	9,132	5,158	20,616	13,992
Operating expenses:
Selling and marketing	22,900	18,590	61,371	43,852
Research and development	4,417	2,862	12,559	8,419
General and administrative	9,479	5,450	22,299	13,307
Depreciation and amortization	1,113	1,090	3,249	3,166
Total operating expenses	37,909	27,992	99,478	68,744
Operating loss	(14,987)	(11,469)	(36,933)	(23,760)
Other expense, net	(644)	(201)	(3,323)	(318)
Loss before income taxes	(15,631)	(11,670)	(40,256)	(24,078)
(Benefit from) provision for income taxes	(1,178)	62	(384)	587
Net loss	(14,453)	(11,732)	(39,872)	(24,665)
Accretion of preferred stock	—	(14)	(4)	(42)
Net loss attributable to common stockholders	$(14,453)	$(11,746)	$(39,876)	$(24,707)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.46)	$(3.86)	$(1.42)	$(8.36)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	31,362	3,042	27,995	2,957

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Nine Months Ended
	September 27, 2014	September 28, 2013
	(unaudited)
Cash flows from operating activities
Net loss	$(39,872)	$(24,665)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,829	1,196
Depreciation and amortization	3,914	5,167
Deferred taxes	(548)	683
Contingent consideration expense	316	423
Change in fair value of contingent consideration payable in preferred stock	2,258	—
Change in fair value of stock warrants	606	81
Changes in operating assets and liabilities, net of effects from acquisitions:
Restricted cash	(421)	(360)
Accounts receivable	(1,003)	(449)
Unbilled accounts receivable	(974)	(557)
Inventories	(209)	—
Prepaid expenses and other current assets	(167)	(535)
Other non-current assets	490	5
Accounts payable	3,479	2,797
Accrued expenses and other current liabilities	9,270	7,506
Deferred revenue	3,705	3,188
Other non-current liabilities	727	146
Net cash used in operating activities	(13,600)	(5,374)

Cash flows from investing activities
Purchases of property and equipment	(878)	(1,069)
Payments for acquisitions, net of cash acquired	(23,364)	(398)
Cash withheld for purchase consideration	(73)	—
Other investing activities, net	(2,825)	—
Net cash used in investing activities	(27,140)	(1,467)

Cash flows from financing activities
Proceeds from initial public offering net of offering costs	96,007	—
Proceeds from exercise of common stock	319	455
Payments for deferred offering costs	—	(235)
Payments of contingent consideration previously established in purchase accounting	(2,845)	—
Net cash provided by financing activities	93,481	220

Effect of exchange rate changes on cash and cash equivalents	383	(152)
Net increase (decrease) in cash and cash equivalents	53,124	(6,773)
Cash and cash equivalents, beginning of the period	29,959	44,776
Cash and cash equivalents, end of the period	$83,083	$38,003

Care.com, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
	(unaudited)		(unaudited)

Net loss	$(14,453)	$(11,732)	$(39,872)	$(24,665)
Federal, state and franchise taxes	(1,129)	74	(157)	642
Other expense, net	644	201	3,323	318
Depreciation and amortization	1,394	1,801	3,914	5,167

EBITDA	(13,544)	(9,656)	(32,792)	(18,538)

Stock-based compensation	2,747	478	4,829	1,196
Accretion of contingent consideration	257	148	404	423
Merger and acquisition related costs	1,457	—	2,109	—
IPO related costs	—	838	164	838

Adjusted EBITDA	$(8,685)	$(8,192)	$(24,888)	$(16,081)

Care.com, Inc.
Reconciliation of Non-GAAP Net Loss
(in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
	(unaudited)		(unaudited)

Net loss	$(14,453)	$(11,732)	$(39,872)	$(24,665)

Stock-based compensation	2,747	478	4,829	1,196
Accretion of contingent consideration	257	148	404	423
Non-cash rent expense	398	—	398	—
Merger and acquisition related costs	1,457	—	2,109	—
IPO related costs	—	838	164	838
Preferred stock and warrant valuation adjustments	—	87	2,864	81

Non-GAAP net loss	$(9,594)	$(10,181)	$(29,104)	$(22,127)

Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.31)	$(3.35)	$(1.04)	$(7.48)
Weighted-average shares used to compute non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	31,362	3,042	27,995	2,957

Care.com, Inc.
Supplemental Data
(in thousands)
	Fiscal Quarter Ended
	September 27, 2014	September 28, 2013
Total members**	13,280	9,178
Total families**	7,454	4,932
Total caregivers*	5,826	4,246

Paying members - US Matching	225	178
Paying members - Payments	13	11

** data is cumulative as of the end of the respective period and includes approximately 300k members via our acquisition of Citrus Lane
* data is cumulative as of the end of the respective period

	Fiscal Quarter Ended
	September 27, 2014	September 28, 2013
Monthly Average Revenue per Member
US Matching	$36	$34
Payments	$88	$84